UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:July 24, 2009

COLORADO INTERSTATE GAS COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-4874	84-0173305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01    Change of Control of Registrant

On July 24, 2009, El Paso Pipeline Partners, L.P. entered into agreements for and completed the acquisition of an additional 18% interest in Colorado Interstate Gas Company from El Paso Corporation. Previously, El Paso Pipeline Partners, L.P. owned 40% and El Paso Corporation owned 60% of our general partnership interests. El Paso Pipeline Partners, L.P. now owns a 58% general partner interest in us.  A copy of the press release announcing the closing of this transaction is attached as Exhibit 99 to this Current Report on Form 8-K.

           El Paso Pipeline Partners, L.P. acquired the additional 18% interest in Colorado Interstate Gas Company from El Paso Corporation in exchange for a cash consideration of $214.5 million.  El Paso Pipeline Partners, L.P.’s source for the cash consideration was the net proceeds realized in connection with its June 2009 equity offering.

    In connection with this transaction, on July 24, 2009, our general partners entered into the Second Amendment to our General Partnership Agreement to reflect that El Paso Pipeline Partners, L.P. and El Paso Corporation, through their ownership of our general partners, now own 58% and 42% respectively of the general partnership interests in Colorado Interstate Gas Company. In addition, the Second Amendment to our General Partnership Agreement reflects that El Paso Pipeline Partners, L.P. will have three representatives and El Paso Corporation will have one representative on our management committee.  A copy of the Second Amendment to the General Partnership Agreement of Colorado Interstate Gas Company, dated July 24, 2009, is attached as Exhibit 3 to this Report on Form 8-K.

Item 5.03    Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

     The information included in the first paragraph of Item 5.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 of this Current Report on Form 8-K.

In connection with El Paso Pipeline Partners, L.P.’s acquisition of an additional 18% interest in Colorado Interstate Gas Company, on July 24, 2009, our general partners entered into the Second Amendment to our General Partnership Agreement. The Second Amendment amended the General Partnership Agreement in the manner summarized below.

Annex I was amended to reflect that El Paso Pipeline Partners, L.P. and El Paso Corporation, through their ownership of our general partners, now own 58% and 42% respectively of the general partnership interests in Colorado Interstate Gas Company. Previously, El Paso Pipeline Partners, L.P. owned 40% and El Paso Corporation owned 60% of our general partnership interests. Annex 1 was also amended to reflect that El Paso Pipeline Partners, L.P. will have three representatives and El Paso Corporation will have one representative on our management committee.  Previously, El Paso Corporation had three representatives and El Paso Pipeline Partners, L.P. had one representative on the management committee.

Section 6.2(h) of the General Partnership Agreement was deleted in its entirety and replaced with new Section 6.2(h). Both the previous Section 6.2(h) and new Section 6.2(h) specified matters requiring management committee approval. The revised Sections 6.2(h)(i)(C) and Section 6.2(h)(ii)(L) require unanimous approval by the management committee or general partners for Colorado Interstate Gas Company to mortgage or pledge assets with a value exceeding a total of $225 million; and majority approval by the management committee or general partners to mortgage or pledge assets with a value of $225 million and below. Previously, unanimous management committee or partner approval was required for the mortgage or pledge of assets regardless of their value.  Revised Section 6.2 (h)(i)(D) provides in part that unanimous approval is required from the management committee or the partners for the commencement or resolution of a general rate case before the Federal Energy Regulatory Commission if such proceeding resulted in Colorado Interstate Gas Company’s revenues to be reduced by a total of $50 million annually or for Colorado Interstate Gas Company to agree to pay in refunds or interest a total of $50 million annually. Previously, unanimous consent of the management committee or the partners was required for the commencement or resolution of any general rate case regardless of the dollar amounts involved in the proceeding.

   The foregoing is merely a summary of the material amendment to the General Partnership Agreement and is qualified in its entirety by the Second Amendment to our General Partnership Agreement, a copy of which is included as Exhibit 3 to this Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3	Second Amendment to the General Partnership Agreement of Colorado Interstate Gas Company, dated July 24, 2009.
99	Press release dated July 27, 2009.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLORADO INTERSTATE GAS COMPANY

By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller
(Principal Accounting and Financial Officer)

Dated:  July 30, 2009

EXHIBIT INDEX

Exhibit Number	Description

3	Second Amendment to the General Partnership Agreement of Colorado Interstate Gas Company, dated July 24, 2009.
99	Press release dated July 27, 2009.